Exhibit 99.1

Contact:	Mike Cockrell
Treasurer & Chief Financial Officer
(601) 649-4030

SANDERSON FARMS, INC. HOLDS ANNUAL MEETING OF STOCKHOLDERS

LAUREL, Miss. (February 16, 2012) —Sanderson Farms, Inc. (NASDAQ: SAFM) announced today that it held its annual meeting of stockholders this morning at its home office in Laurel, Mississippi. In the formal business conducted at the meeting, stockholders re-elected three directors to three-year terms expiring at the 2015 annual meeting. Management also reported on the Company’s performance during fiscal 2011. Re-elected to three-year terms were John H. Baker, III, Proprietor of John H. Baker Interests; John Bierbusse, Retired Manager of Research, Administration, A.G. Edwards, Inc. and Mike Cockrell, Treasurer and Chief Financial Officer, Sanderson Farms, Inc.

Other directors, whose terms continue to future years, include: Lampkin Butts, Fred Banks, Jr., Toni D. Cooley, Beverly Wade Hogan, Robert C. Khayat, Phil Livingston, Dianne Mooney, Gail Jones Pittman, Charles W. Ritter, Jr. and Joe F. Sanderson, Jr. As previously announced, Rowan H. Taylor has retired from the Board of Directors with his current term ending at today’s meeting.

Joe F. Sanderson, Jr., chairman and chief executive officer of Sanderson Farms, Inc., stated, “Rowan Taylor has been a valued advisor to Sanderson Farms as a director since 1989. Throughout his 23 years of leadership, the Company has experienced tremendous success and growth. We want to thank him for his dedicated service to Sanderson Farms and wish him the very best in his retirement.”

In other action at the annual meeting, stockholders ratified the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending October 31, 2012. Ernst & Young has served as the independent auditors for Sanderson Farms since the Company went public in 1987.

In his remarks to stockholders concerning the Company’s operations, Sanderson said, “Fiscal 2011 was highlighted by a number of important accomplishments, as well as considerable challenges for Sanderson Farms. While we continued to grow our business by opening our new Kinston, North Carolina, complex, our profitability was affected by the economic environment and difficult market conditions for our industry.

“Sanderson Farms had record annual sales of $1.98 billion in fiscal 2011, surpassing our previous record of $1.93 billion in annual sales for fiscal 2010,” added Sanderson. “These results reflect the solid execution of our growth strategy to steadily increase our production capacity and expand our customer base. Consumer demand for chicken products at retail grocery stores was steady throughout the year and supported our sales growth. However, we continued to experience reduced demand from our food service customers, reflecting the considerable slowdown in restaurant traffic across the country.

“Over the past year, we have relied on our operational efficiencies, our commitment to our customers, and our strong balance sheet to support our business in an uncertain economy. We believe we have made the right decisions under challenging conditions, and made the necessary investments to expand our production capacity and continue our pattern of steady growth. In spite of the challenges we faced, we continued to honor our commitments and moved forward in ways that we believe will create greater value for our shareholders,” Sanderson concluded.

Sanderson Farms, Inc. is engaged in the production, processing, marketing and distribution of fresh and frozen chicken and other prepared food items. Its shares trade on the NASDAQ Global Select Market under the symbol SAFM.

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Sanderson Farms Holds Annual Meeting of Stockholders

February 16, 2012

This press release may include forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on a number of assumptions about future events and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs, projections and estimates expressed in such statements. These risks, uncertainties and other factors include, but are not limited to those discussed under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended October 31, 2011, and the following:

(1) Changes in the market price for the Company’s finished products and feed grains, both of which may fluctuate substantially and exhibit cyclical characteristics typically associated with commodity markets.

(2) Changes in economic and business conditions, monetary and fiscal policies or the amount of growth, stagnation or recession in the global or U.S. economies, either of which may affect the value of inventories, the collectability of accounts receivable or the financial integrity of customers, and the ability of the end user or consumer to afford protein.

(3) Changes in the political or economic climate, trade policies, laws and regulations or the domestic poultry industry of countries to which the Company or other companies in the poultry industry ship product, and other changes that might limit the Company’s or the industry’s access to foreign markets.

(4) Changes in laws, regulations, and other activities in government agencies and similar organizations applicable to the Company and the poultry industry and changes in laws, regulations and other activities in government agencies and similar organizations related to food safety.

(5) Various inventory risks due to changes in market conditions including, but not limited to, the risk that market values of live and processed poultry inventories might be lower than the cost of such inventories, requiring a downward adjustment to record the value of such inventories at the lower of cost or market as required by generally accepted accounting principles.

(6) Changes in and effects of competition, which is significant in all markets in which the Company competes, and the effectiveness of marketing and advertising programs. The Company competes with regional and national firms, some of which have greater financial and marketing resources than the Company.

(7) Changes in accounting policies and practices adopted voluntarily by the Company or required to be adopted by accounting principles generally accepted in the United States.

(8) Disease outbreaks affecting the production performance and/or marketability of the Company’s poultry products, or the contamination of its products.

(9) Changes in the availability and cost of labor and growers.

(10) The loss of any of the Company’s major customers.

(11) Inclement weather that could hurt Company flocks or otherwise adversely affect its operations, or changes in global weather patterns that could impact the supply of feed grains.

(12) Failure to respond to changing consumer preferences.

(13) Failure to successfully and efficiently start up and run a new plant or integrate any business the Company might acquire.

Readers are cautioned not to place undue reliance on forward-looking statements made by or on behalf of Sanderson Farms. Each such statement speaks only as of the day it was made. The Company undertakes no obligation to update or to revise any forward-looking statements. The factors described above cannot be controlled by the Company. When used in this press release, the words “believes”, “estimates”, “plans”, “expects”, “should”, “outlook”, and “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. Examples of forward-looking statements include statements of the Company’s belief about future demand for its products and future production levels.

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